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                          A.S.V., Inc. and Subsidiary
                Exhibit 11 - Computation of Earnings per Share
                 Years Ended December 31, 2000, 1999 and 1998

                                                      2000         1999         1998
                                                      ----         ----         ----
Basic
 Earnings
  Net earnings                                     $1,450,909   $1,412,053   $3,366,055
                                                   ==========   ==========   ==========

 Shares
  Weighted average number of common
   shares outstanding                               9,782,919    9,586,032    7,764,504
                                                   ==========   ==========   ==========

 Earnings per common share                         $      .15   $      .15   $      .43
                                                   ==========   ==========   ==========

Diluted
 Earnings
  Net earnings                                     $1,450,909   $1,412,053   $3,366,055
  Add after tax interest expense applicable
   to 6.5% convertible debentures                           -            -      233,188
                                                   ----------   ----------   ----------
 Net income applicable to common stock             $1,450,909   $1,412,053   $3,599,243
                                                   ==========   ==========   ==========

 Shares
  Weighted average number of common
   shares outstanding                               9,782,919    9,586,032    7,764,504
  Assuming exercise of options and warrants
   reduced by the number of shares which could
   have been purchased with the proceeds from
   the exercise of such options and warrants          183,742      355,584      647,012
  Assuming conversion of 6.5% convertible
   debentures                                               -            -      603,997
                                                   ----------   ----------   ----------

  Weighted average number of common and
   common equivalent shares outstanding             9,966,661    9,941,616    9,015,513
                                                   ==========   ==========   ==========

 Earnings per common share                         $      .15   $      .14   $      .40
                                                   ==========   ==========   ==========